UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2018

COMMERCEHUB, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37840	81-1001640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Fuller Road, 6th Floor
Albany, New York 12203

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (518) 810-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 6, 2018, CommerceHub, Inc. (“CommerceHub”) issued a press release announcing the execution of an Agreement and Plan of Merger, dated as of March 5, 2018, by and among CommerceHub, Great Dane Parent, LLC (“Parent”), and Great Dane Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub were formed by affiliates of GTCR, LLC (“GTCR”) and Sycamore Partners Management, L.P. (“Sycamore”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

This press release is being filed herewith as Exhibit 99.1 to this Current Report on Form 8-K in compliance with Rule 14a-12 of the Securities Exchange Act of 1934, as amended, and is hereby incorporated by reference into this Item 8.01.

Forward-looking Statements

The press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed acquisition of CommerceHub by affiliates of GTCR and Sycamore, including the expected timing of the completion of the transaction, the expected benefits of the transaction and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed acquisition of CommerceHub. These forward-looking statements speak only as of the date of the press release, and CommerceHub expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of CommerceHub, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to CommerceHub’s business which may affect the statements made in the press release.

Additional Information

Nothing in the press release shall constitute a solicitation to buy or an offer to sell shares of any series of CommerceHub’s common stock. CommerceHub stockholders and other investors are urged to read the proxy statement to be filed with the SEC because it will contain important information relating to the proposed acquisition of CommerceHub by affiliates of GTCR and Sycamore. Copies of CommerceHub’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Investor Relations at investor@commercehub.com.

Participants in the Solicitation

The directors and executive officers of CommerceHub and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed acquisition of CommerceHub. Information regarding the directors and executive officers of CommerceHub will be available in its preliminary proxy statement, which will be filed with the SEC, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name
99.1	Press Release, dated March 6, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2018

COMMERCEHUB, INC.

By:	/s/ Douglas Wolfson
Name:	Douglas Wolfson
Title:	General Counsel and Secretary